Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Contact:

Shannon Love

(602) 575-9045

slove@semtech.com

Investor Contact:

Anojja Shah

(630) 390-6413

anojja.shah@semtech.com

Semtech Adds Semiconductor Industry Leader to Board of Directors

Technology Executive Hong Q. Hou Joins Semtech to Help Oversee Next Era of Growth

CAMARILLO, Calif., June 30, 2023 – Semtech Corporation (Nasdaq: SMTC), a high-performance semiconductor, IoT systems and cloud connectivity service provider, today announced the appointment of Hong Q. Hou to the Company’s board of directors, effective July 1, 2023. Dr. Hou has extensive experience in product and business development as well as operations management having served in numerous leadership roles at technology companies with large, global footprints. Dr. Hou also will join the compensation committee of the board.

“We are excited to have Hong join the Semtech board of directors,” said Rockell N. Hankin, chairman of the board. “Hong brings a proven track record of product, business and operations leadership that is critical to Semtech’s next era of growth. We look forward to benefiting from Hong’s expertise as we continue building our formidable portfolio of highly innovative technologies and products that serve as a foundation for future growth and maximize shareholder value.”

“I am honored to join Semtech’s board of directors. I am passionate about the industry and innovation and excited to bring my extensive semiconductor industry and market experience to support the company’s future growth plans,” said Dr. Hou. “The company has a strong team and I am committed to helping the company achieve its goals, and I look forward to working with the board and management team.”

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The appointment of Dr. Hou comes after the recent appointments of Greg Fischer and Paul Walsh to the board of directors. With this latest appointment, the number of directors on Semtech’s board will now be 11 directors.

About Hong Q. Hou

Dr. Hou is an accomplished multinational technology executive, recognized as a global enterprise leader, winning with complex products in dynamic ultra-competitive markets. Dr. Hou currently serves as the president of the Semiconductor Group at Brooks Automation, a leading provider of automated wafer handling and contamination control solutions for semiconductor manufacturing equipment. Prior to that, Dr. Hou was Corporate Vice President of the Network and Edge Group of Intel Corporation. He held executive leadership positions at Fabrinet, AXT, and EMCORE before that. He holds a Ph.D. in Electrical Engineering from the University of California at San Diego and has also completed Executive Management courses at Stanford Business School.

About Semtech

Semtech Corporation (Nasdaq: SMTC) is a high-performance semiconductor, IoT systems, and cloud connectivity service provider dedicated to delivering high-quality technology solutions that enable a smarter, more connected, and sustainable planet. Our global teams are committed to empowering solution architects and application developers to develop breakthrough products for the infrastructure, industrial and consumer markets. To learn more about Semtech technology, visit us at Semtech.com or follow us on LinkedIn or Twitter.

Forward-Looking and Cautionary Statements

All statements contained herein that are not statements of historical fact, including statements that use the words “will” or other similar words or expressions, that describe Semtech Corporation’s future plans, objectives or goals are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of Semtech Corporation to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Such factors include, but are not limited to: the inherent risks, costs and uncertainties associated with integrating Sierra Wireless successfully and risks of not achieving all or any of the anticipated benefits, or the risk that the anticipated benefits may not be fully realized or take longer to realize than expected; the uncertainty surrounding the impact and duration of supply chain constraints and any associated disruptions; future responses to and effect of public health crises; export restrictions and laws affecting Semtech Corporation’s trade and investments, and tariffs or the occurrence of trade wars; worldwide economic and political disruptions, including as a result of inflation and the current conflict between Russia and Ukraine; the United States banking system concerns; competitive changes in the marketplace including, but not limited to, the pace of growth or adoption rates of applicable products or technologies; downturns in the business cycle; decreased average selling prices of Semtech’s products; Semtech’s reliance on a limited number of suppliers and subcontractors for components and materials; changes in projected or anticipated end user markets; and the additional risk factors set forth in Semtech Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (www.sec.gov) on March 30, 2023 as such risk factors may be updated, amended or superseded from time to time by subsequent reports that Semtech Corporation files with the Securities and Exchange Commission. Semtech Corporation assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Semtech and the Semtech logo are registered trademarks or service marks of Semtech Corporation or its subsidiaries.

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